Exhibit 99.1

TTEC Announces Fourth Quarter and

Full Year 2022 Financial Results

Full Year 2022

Revenue was $2.444 Billion, up 7.5 Percent and 9.4 Percent on a Constant Currency Basis

Operating Income was $168.5 Million or 6.9 Percent of Revenue

($248.5 Million or 10.2 Percent of Revenue Non-GAAP)

Net Income was $117.3 Million or 4.8 Percent of Revenue

($174.4 Million or 7.1 Percent of Revenue Non-GAAP)

Adjusted EBITDA was $326.6 Million or 13.4 Percent of Revenue

Fully Diluted EPS was $2.48 ($3.68 Non-GAAP)

Full Year Bookings of $762 Million

Fourth Quarter 2022

Revenue was $658.3 Million, up 7.5 Percent and 9.6 Percent on a Constant Currency Basis

Operating Income was $48.7 Million or 7.4 Percent of Revenue

($69.9 Million or 10.6 Percent of Revenue Non-GAAP)

Net Income was $25.6 Million or 3.9 Percent of Revenue

($42.0 Million or 6.4 Percent of Revenue Non-GAAP)

Adjusted EBITDA was $84.8 Million or 12.9 Percent of Revenue

Fully Diluted EPS was $0.54 ($0.89 Non-GAAP)

Fourth Quarter Bookings of $197 Million

Provides Outlook for Full Year 2023

DENVER, February 27, 2023 – TTEC Holdings, Inc. (NASDAQ: TTEC), one of the largest, global CX (customer experience) technology and services innovators for end-to-end digital CX solutions, announced today financial results for the fourth quarter and full year ended December 31, 2022.

“We ended 2022 with solid execution and financial results despite the increased uncertainties surrounding the macroeconomic environment. Our performance reflects our broad and diverse base of global clients, our expertise across key strategic verticals, and our full range of CX technology, AI, and service capabilities,” commented Ken Tuchman, chairman and chief executive officer of TTEC. “In this dynamic environment, we will continue to execute on our strategy to accelerate the diversification of our geographic and language footprint, and capitalize on the growing adoption of the modern capabilities enabled by the CX cloud.”

Tuchman continued, “Over the last forty years, we have thoughtfully managed through uncertain business cycles and always come out stronger. We have proven time and again that we are resilient, innovative and have what it takes to turn challenges into opportunities. Our strategy for 2023 is prudent and designed to set us up for accelerated growth in 2024. The plan will enable us to operate efficiently in the short term while investing in capabilities our clients need today and into the future.”

Investor Relations Contact Paul Miller +1.303.397.8641	Address 9197 South Peoria Street Englewood, CO 80112	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

FULL YEAR 2022 FINANCIAL HIGHLIGHTS

Revenue

•	Full year 2022 GAAP revenue increased 7.5 percent to $2.444 billion compared to $2.273 billion in the prior year.
•	Foreign exchange had a $42.4 million negative impact on revenue for the full year 2022.

Income from Operations

•	Full year 2022 GAAP income from operations was $168.5 million, or 6.9 percent of revenue, compared to $217.2 million, or 9.6 percent of revenue in the prior year.
•	Non-GAAP income from operations, excluding restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, and other items, was $248.5 million, or 10.2 percent of revenue, compared to $286.2 million, or 12.6 percent for the prior year.
•	Foreign exchange had a $13.9 million positive impact on Non-GAAP income from operations for the full year 2022.

Adjusted EBITDA

•	Full year 2022 Non-GAAP Adjusted EBITDA was $326.6 million, or 13.4 percent of revenue, compared to $354.4 million, or 15.6 percent of revenue in the prior year.

Earnings Per Share

•	Full year 2022 GAAP fully diluted earnings per share was $2.48 compared to $3.34 for the prior year.
•	Non-GAAP fully diluted earnings per share was $3.68 compared to $4.62 in the prior year.

Bookings

•	During the full year 2022, TTEC signed an estimated $762 million in annualized contract value compared to $751 million in the prior year. Full year bookings mix was diversified across segments, verticals, and geographies.

FOURTH QUARTER 2022 FINANCIAL HIGHLIGHTS

Revenue

•	Fourth quarter 2022 GAAP revenue increased 7.5 percent to $658.3 million compared to $612.3 million in the prior year period.
•	Foreign exchange had a $12.6 million negative impact on revenue in the fourth quarter 2022.

Income from Operations

•	Fourth quarter 2022 GAAP income from operations was $48.7 million, or 7.4 percent of revenue, compared to $51.9 million, or 8.5 percent of revenue in the prior year period.
•	Non-GAAP income from operations, excluding restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, and other items, was $69.9 million, or 10.6 percent of revenue, compared to $68.3 million, or 11.2 percent for the prior year period.
•	Foreign exchange had a $4.5 million positive impact on Non-GAAP income from operations in the fourth quarter 2022.

Investor Relations Contact Paul Miller +1.303.397.8641	Address 9197 South Peoria Street Englewood, CO 80112	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

Adjusted EBITDA

•	Fourth quarter 2022 Non-GAAP Adjusted EBITDA was $84.8 million, or 12.9 percent of revenue, compared to $84.1 million, or 13.7 percent of revenue in the prior year period.

Earnings Per Share

•	Fourth quarter 2022 GAAP fully diluted earnings per share was $0.54 compared to $0.69 for the same period last year.
•	Non-GAAP fully diluted earnings per share was $0.89 compared to $1.08 in the prior year period.

Bookings

•	During the fourth quarter 2022, TTEC signed an estimated $197 million in annualized contract value compared to $206 million in the prior year period. Fourth quarter bookings mix was diversified across segments, verticals, and geographies.

STRONG CASH FLOW AND BALANCE SHEET FUND INVESTMENTS AND DIVIDENDS

•	Cash flow from operations in the fourth quarter 2022 was $18.2 million compared to $76.2 million for the fourth quarter 2021. For the full year 2022, cash flow from operations was $137.0 million compared to $251.3 million for the same period 2021.

•	Capital expenditures in the fourth quarter 2022 were $19.4 million compared to $19.6 million for the fourth quarter 2021. For the full year 2022, capital expenditures were $84.0 million compared to $60.4 million for the same period 2021.

•	As of December 31, 2022, TTEC had cash and cash equivalents of $153.4 million and debt of $963.6 million, resulting in a net debt position of $810.2 million. This compares to a net debt position of $638.9 million for the same period 2021. The increase in net debt is primarily attributable to the acquisition of Faneuil in April 2022.

•	As of December 31, 2022, TTEC’s remaining borrowing capacity under its revolving credit facility was approximately $335 million compared to $565 million for the same period 2021.

•	TTEC paid a $0.52 per share, or $24.6 million, semi-annual dividend on October 26, 2022. On February 23, 2023, the Board declared the next semi-annual dividend of $0.52 per share, payable on April 20, 2023 to shareholders of record as of March 31, 2023. This dividend is unchanged over the October 2022 dividend and 4.0 percent over the April 2022 dividend.

Investor Relations Contact Paul Miller +1.303.397.8641	Address 9197 South Peoria Street Englewood, CO 80112	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

SEGMENT REPORTING & COMMENTARY

TTEC reports financial results for the following two business segments: TTEC Digital (Digital) and TTEC (Engage). Financial highlights for the two segments are provided below.

TTEC Digital – Design, build and operate tech-enabled, insight-driven CX solutions

•	Fourth quarter 2022 GAAP revenue for TTEC Digital increased 4.2 percent to $123.4 million from $118.4 million for the year ago period. Income from operations was $8.4 million or 6.8 percent of revenue compared to operating income of $13.0 million or 11.0 percent of revenue for the prior year period.
•	Non-GAAP income from operations was $16.5 million, or 13.3 percent of revenue compared to operating income of $20.2 million or 17.1 percent of revenue in the prior year period.

TTEC Engage – Digitally-enabled customer care, acquisition, and fraud mitigation services

•	Fourth quarter 2022 GAAP revenue for TTEC Engage increased 8.3 percent to $534.9 million from $493.9 million for the year ago period. Income from operations was $40.3 million or 7.5 percent of revenue compared to operating income of $38.9 million, or 7.9 percent of revenue for the prior year period.
•	Non-GAAP income from operations was $53.4 million, or 10.0 percent of revenue, compared to operating income of $48.1 million, or 9.7 percent of revenue in the prior year period.
•	Foreign exchange had a $11.6 million negative impact on revenue and $4.2 million positive impact on income from operations.

BUSINESS OUTLOOK

“Our solid fourth-quarter performance capped a year in which we grew revenue 9.4 percent on a constant currency basis, reflecting the contribution from strategic acquisitions partially offset by emerging macroeconomic headwinds in the second half of the year,” commented Dustin Semach, chief financial officer of TTEC.

Semach continued, “We are confident we will successfully navigate the dynamic environment ahead of us and position the company for accelerated growth as we exit the year. We are excited about our future, supported by our 40-year track record of delivering innovation and value-driven CX outcomes for our clients, a strong executive leadership team, and an unmatched CX technology and services platform.”

Investor Relations Contact Paul Miller +1.303.397.8641	Address 9197 South Peoria Street Englewood, CO 80112	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

TTEC Full Year 2023 Outlook
	First Quarter 2023	First Quarter 2023	Full Year 2023	Full Year 2023
	Guidance	Mid-Point	Guidance	Mid-Point
Revenue	$591M — $607M	$599M	$2,460M — $2,540M	$2,500M
Non-GAAP adjusted EBITDA	$58M — $66M	$62M	$290M — $310M	$300M
Non-GAAP adjusted EBITDA margins	9.9% — 11.0%	10.4%	11.8% — 12.2%	12.0%
Non-GAAP operating income	$42M — $50M	$46M	$221M — $241M	$231M
Non-GAAP operating income margins	7.2% — 8.3%	7.7%	9.0% — 9.5%	9.3%
Interest expense, net	($17M) — ($18M)	($17M)	($74M) — ($76M)	($75M)
Effective tax rate	22% — 24%	23%	22% — 24%	23%
Diluted share count	47.2M — 47.4M	47.3M	47.3M — 47.5M	47.4M
Non-GAAP earnings per a share	$0.41 — $0.54	$0.48	$2.38 — $2.71	$2.54

Engage Full Year 2023 outlook
	First Quarter 2023	First Quarter 2023	Full Year 2023	Full Year 2023
	Guidance	Mid-Point	Guidance	Mid-Point
Revenue	$486M — $496M	$491M	$1,970M — $2,030M	$2,000M
Non-GAAP adjusted EBITDA	$49M — $55M	$52M	$221M — $235M	$228M
Non-GAAP adjusted EBITDA margins	10.0% — 11.0%	10.5%	11.2% — 11.6%	11.4%
Non-GAAP operating income	$34M — $40M	$37M	$164M — $178M	$171M
Non-GAAP operating income margins	7.1% — 8.2%	7.6%	8.3% — 8.8%	8.5%

Digital Full Year 2023 outlook
	First Quarter 2023	First Quarter 2023	Full Year 2023	Full Year 2023
	Guidance	Mid-Point	Guidance	Mid-Point
Revenue	$105M — $111M	$108M	$490M — $510M	$500M
Non-GAAP adjusted EBITDA	$10M — $12M	$11M	$69M — $75M	$72M
Non-GAAP adjusted EBITDA margins	9.4% — 10.7%	10.0%	14.1% — 14.7%	14.4%
Non-GAAP operating income	$8M — $10M	$9M	$57M — $63M	$60M
Non-GAAP operating income margins	7.5% — 8.9%	8.2%	11.7% — 12.4%	12.1%

The Company has not quantitatively reconciled its guidance for Non-GAAP operating income margins, Non-GAAP adjusted EBITDA margins, or Non-GAAP earnings per share to their respective most comparable GAAP measures because certain of the reconciling items that impact these metrics, including asset impairment, restructuring and integration charges, cybersecurity incident-related costs, gains or losses on the sale of business units or other assets, equity-based compensation expense, changes in acquisition contingent consideration, depreciation and amortization expense, and provision for income taxes are dependent on the timing of future events outside of the Company’s control or cannot be reliably predicted. Accordingly, the Company is unable to provide reconciliations to GAAP operating income margins, net income margins, and diluted earnings per share without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the Company’s 2023 financial results as reported under GAAP.

Investor Relations Contact Paul Miller +1.303.397.8641	Address 9197 South Peoria Street Englewood, CO 80112	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain Non-GAAP financial measures that the Company includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these Non-GAAP financial measures can be found in the tables accompanying this press release.

•	GAAP metrics are presented in accordance with Generally Accepted Accounting Principles.

•	Non-GAAP - As reflected in the attached reconciliation table, the definition of Non-GAAP may exclude from operating income, EBITDA, net income and earnings per share restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, among other items.

ABOUT TTEC

TTEC Holdings, Inc. (NASDAQ: TTEC) is one of the largest, global CX (customer experience) technology and services innovators for end-to-end, digital CX solutions. The Company delivers leading CX technology and operational CX orchestration at scale through its proprietary cloud-based CXaaS (Customer Experience as a Service) platform.  Serving iconic and disruptive brands, TTEC's outcome-based solutions span the entire enterprise, touch every virtual interaction channel, and improve each step of the customer journey. Leveraging next gen digital and cognitive technology, the Company’s Digital business designs, builds, and operates omnichannel contact center technology, conversational messaging, CRM, automation (AI / ML and RPA), and analytics solutions.  The Company’s Engage business delivers digital customer engagement, customer acquisition and growth, content moderation, fraud prevention, and data annotation solutions. Founded in 1982, the Company’s singular obsession with CX excellence has earned it leading client NPS scores across the globe. The Company's 69,400 employees operate on six continents and bring technology and humanity together to deliver happy customers and differentiated business results. To learn more visit us at https://www.ttec.com

Investor Relations Contact Paul Miller +1.303.397.8641	Address 9197 South Peoria Street Englewood, CO 80112	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

FORWARD-LOOKING STATEMENTS

This earnings release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, relating to our operations, expected financial position, results of operation, and other business matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance. In this release when we use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements.

We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from those expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties, and other factors that affect our business and may cause such differences as outlined in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”) which are available on TTEC’s website www.ttec.com, and on the SEC's public website at www.sec.gov.  Important factors that could cause our actual results to differ materially from those indicated in the forward looking statements include, among others: the risks related to our business operations and strategy, including the risks related to our strategy execution in a competitive market; our ability to innovate and introduce technologies that are sufficiently disruptive to allow us to maintain and grow our market share, including the effective adoption of artificial intelligence into our solutions; risks that may arise in connection with events outside of our control, such as macroeconomic conditions, geopolitical tensions, and outbreaks of infectious diseases; risks inherent in a disruption of our information technology systems, our technology infrastructure’s cybersecurity in general, and cyber-related criminal activity such as ransomware, other malware and data breach in particular, which can impact our ability to consistently deliver uninterrupted service to our clients and may result in government enforcement actions, regulatory investigations, fines, penalties, and private legal actions; risks inherent in the delivery of client services by employees working from home; our ability to attract and retain qualified and skilled personnel at a price point that we can afford and our clients are willing to pay; our M&A activity, including our ability to identify, acquire and properly integrate acquired businesses in accordance with our strategy; our reliance on a relatively small number of clients to generate the majority of our revenue and our reliance on technology partners to generate a large portion of TTEC Digital’s revenue; the risks related to legal and regulatory impact on our operations, including rapidly changing and at times inconsistent laws that regulate our and our clients’ business, such as data privacy and data protection laws, regulatory changes impacting our healthcare businesses, financial and public sector specific regulations, our ability to comply with these laws timely and cost effectively; the cost of wage and hour litigation and other class action litigation in the United States; the risk related to our international operations including the stress that geographic expansion may have on our business and the impacts if we are unable to expand geographically to meet our clients’ demand; and risks inherent in our equity structure including our controlling shareholder risk, and Delaware choice of dispute resolution risks.

Our forward-looking statements speak only as of the date that this release is issued. We undertake no obligation to update them, except as may be required by applicable law. Although we believe that our forward-looking statements are reasonable, they depend on many factors outside of our control and we can provide no assurance that they will prove to be correct.

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Investor Relations Contact Paul Miller +1.303.397.8641	Address 9197 South Peoria Street Englewood, CO 80112	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenue	$658,278	$612,315	$2,443,707	$2,273,062

Operating Expenses:
Cost of services	495,339	467,340	1,856,518	1,704,109
Selling, general and administrative	80,602	58,511	287,433	239,994
Depreciation and amortization	31,730	26,051	111,791	96,706
Restructuring charges, net	1,412	1,195	5,673	3,807
Impairment losses	450	7,305	13,749	11,254
Total operating expenses	609,533	560,402	2,275,164	2,055,870

Income From Operations	48,745	51,913	168,543	217,192

Other income (expense), net	(15,877)	(4,738)	(24,095)	(9,308)

Income Before Income Taxes	32,868	47,175	144,448	207,884

Provision for income taxes	(7,318)	(14,424)	(27,115)	(49,695)

Net Income	25,550	32,751	117,333	158,189

Net income attributable to noncontrolling interest	(3,197)	(4,003)	(14,093)	(17,219)

Net Income Attributable to TTEC Stockholders	$22,353	$28,748	$103,240	$140,970

Net Income Per Share

Basic	$0.54	$0.70	$2.49	$3.37

Diluted	$0.54	$0.69	$2.48	$3.34

Net Income Per Share Attributable to TTEC Stockholders

Basic	$0.47	$0.61	$2.19	$3.01

Diluted	$0.47	$0.61	$2.18	$2.97

Income From Operations Margin	7.4%	8.5%	6.9%	9.6%
Net Income Margin	3.9%	5.3%	4.8%	7.0%
Net Income Attributable to TTEC Stockholders Margin	3.4%	4.7%	4.2%	6.2%
Effective Tax Rate	22.3%	30.6%	18.8%	23.9%

Weighted Average Shares Outstanding
Basic	47,220	46,989	47,121	46,890
Diluted	47,299	47,372	47,335	47,386

TTEC HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenue:
TTEC Digital	$123,411	$118,436	$471,523	$414,104
TTEC Engage	534,867	493,879	1,972,184	1,858,958
Total	$658,278	$612,315	$2,443,707	$2,273,062

Income From Operations:
TTEC Digital	$8,433	$13,000	$33,729	$35,437
TTEC Engage	40,312	38,913	134,814	181,755
Total	$48,745	$51,913	$168,543	$217,192

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$153,435	$158,205
Accounts receivable, net	417,637	357,310
Other current assets	178,898	182,472
Total current assets	749,970	697,987

Property and equipment, net	183,360	168,404
Operating lease assets	92,431	90,180
Goodwill	807,845	739,481
Other intangibles assets, net	233,909	212,349
Other assets	86,447	88,403

Total assets	$2,153,962	$1,996,804

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$93,937	$70,415
Accrued employee compensation and benefits	145,096	156,324
Deferred revenue	87,846	95,608
Current operating lease liabilities	35,271	44,460
Other current liabilities	49,214	77,589
Total current liabilities	411,364	444,396

Long-term liabilities:
Line of credit	960,000	791,000
Non-current operating lease liabilities	69,575	64,419
Other long-term liabilities	79,273	102,648
Total long-term liabilities	1,108,848	958,067

Redeemable noncontrolling interest	55,645	56,316

Equity:
Common stock	472	470
Additional Paid in Capital	367,673	361,135
Treasury stock	(593,164)	(597,031)
Accumulated other comprehensive income (loss)	(126,301)	(98,426)
Retained earnings	911,233	856,065
Noncontrolling interest	18,192	15,812
Total equity	578,105	538,025

Total liabilities and equity	$2,153,962	$1,996,804

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve Months Ended	Twelve Months Ended
	December 31,	December 31,
	2022	2021
Cash flows from operating activities:
Net income	$117,333	$158,189
Adjustment to reconcile net income to net cash provided by operating activities :
Depreciation and amortization	111,791	96,706
Amortization of contract acquisition costs	2,065	983
Amortization of debt issuance costs	1,018	1,016
Imputed interest expense and fair value adjustments to contingent consideration	1,746	1,168
Provision for credit losses	9,391	(350)
Loss on disposal of assets	1,916	1,127
Impairment losses	13,749	11,254
Deferred income taxes	(11,001)	831
Excess tax benefit from equity-based awards	(1,122)	(5,301)
Equity-based compensation expense	17,571	16,425
Loss / (gain) on foreign currency derivatives	(7)	(213)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(74,564)	40,156
Prepaids and other assets	43,699	18,407
Accounts payable and accrued expenses	(12,695)	(17,209)
Deferred revenue and other liabilities	(83,842)	(71,893)
Net cash provided by operating activities	137,048	251,296

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	229	93
Purchases of property, plant and equipment	(84,012)	(60,358)
Acquisitions	(142,420)	(481,718)
Net cash used in investing activities	(226,203)	(541,983)

Cash flows from financing activities:
Net proceeds / (borrowings) from line of credit	169,000	406,000
Payments on other debt	(3,245)	(6,626)
Payments of contingent consideration and hold back payments to acquisitions	(9,600)	(11,517)
Dividends paid to shareholders	(48,072)	(42,217)
Payments to noncontrolling interest	(11,883)	(10,984)
Tax payments related to the issuance of restricted stock units	(7,164)	(11,397)
Payments of debt issuance costs	-	(3,614)
Net cash provided by financing activities	89,036	319,645

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(13,499)	(7,291)

Increase in cash, cash equivalents and restricted cash	(13,618)	21,667
Cash, cash equivalents and restricted cash, beginning of period	180,682	159,015
Cash, cash equivalents and restricted cash, end of period	$167,064	$180,682

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenue	$658,278	$612,315	$2,443,707	$2,273,062

Reconciliation of Non-GAAP Income from Operations and EBITDA:

Income from Operations	$48,745	$51,913	$168,543	$217,192
Restructuring charges, net	1,412	1,195	5,673	3,807
Impairment losses	450	7,305	13,749	11,254
Grant income for pandemic relief	-	33	-	(8,142)
Cybersecurity incident related impact, net of insurance recovery	(446)	(5,796)	(3,610)	13,659
Software accelerated amortization	6,382	-	8,509	-
Write-off of acquisition related receivable	-	-	900	-
Equity-based compensation expenses	4,331	4,456	17,571	16,425
Amortization of purchased intangibles	9,038	9,238	37,169	31,990

Non-GAAP Income from Operations	$69,912	$68,344	$248,504	$286,185

Non-GAAP Income from Operations Margin	10.6%	11.2%	10.2%	12.6%

Depreciation and amortization	16,310	16,813	66,113	64,716
Changes in acquisition contingent consideration	(272)	122	1,798	1,168
Other Income (expense), net	(1,156)	(1,222)	10,161	2,315

Adjusted EBITDA	$84,794	$84,057	$326,576	$354,384

Adjusted EBITDA Margin	12.9%	13.7%	13.4%	15.6%

Reconciliation of Non-GAAP EPS:

Net Income	$25,550	$32,751	$117,333	$158,189
Add: Asset impairment and restructuring charges	1,862	8,500	19,422	15,061
Add: Equity-based compensation expenses	4,331	4,456	17,571	16,425
Add: Amortization of purchased intangibles	9,038	9,238	37,169	31,990
Add: Cybersecurity incident related impact, net of insurance recovery	(446)	(5,796)	(3,610)	13,659
Add: Software accelerated amortization	6,382	-	8,509	-
Add: Changes in acquisition contingent consideration	(272)	122	1,798	1,168
Add: Write-off of acquisition related receivable	-	-	900	-
Less: Grant income for pandemic relief	-	33	-	(8,142)
Less: Changes in valuation allowance, return to provision adjustments and other, and tax effects of items separately disclosed above	(4,444)	1,922	(24,664)	(9,446)

Non-GAAP Net Income	$42,001	$51,226	$174,428	$218,904

Diluted shares outstanding	47,299	47,372	47,335	47,386

Non-GAAP EPS	$0.89	$1.08	$3.68	$4.62

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$25,550	$32,751	$117,333	$158,189
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,730	26,051	111,791	96,706
Other	(39,045)	17,432	(92,076)	(3,599)
Net cash provided by operating activities	18,235	76,234	137,048	251,296

Less - Total Cash Capital Expenditures	19,448	19,580	84,012	60,358

Free Cash Flow	$(1,213)	$56,654	$53,036	$190,938

Reconciliation of Non-GAAP Income from Operations and Adjusted EBITDA by Segment :

	TTEC Engage		TTEC Digital		TTEC Engage		TTEC Digital
	Q4 22	Q4 21	Q4 22	Q4 21	YTD 22	YTD 21	YTD 22	YTD 21
Income from Operations	$40,313	$38,913	$8,432	$13,000	$134,815	$181,755	$33,728	$35,438
Restructuring charges, net	1,130	1,195	282	-	5,251	2,937	422	869
Impairment losses	24	7,352	426	(47)	13,112	11,702	637	(448)
Grant income for pandemic relief	-	33	-	-	-	(8,036)	-	(106)
Cybersecurity incident related impact, net of insurance recovery	(446)	(5,792)	-	(4)	(3,610)	13,429	-	230
Software accelerated amortization	5,106	-	1,276	-	6,807	-	1,702	-
Write-off of acquisition related receivable	-	-	-	-	-	-	900	-
Equity-based compensation expenses	2,659	3,099	1,672	1,357	11,406	11,604	6,165	4,821
Amortization of purchased intangibles	4,658	3,303	4,380	5,935	17,272	13,224	19,897	18,766
Non-GAAP Income from Operations	$53,444	$48,103	$16,468	$20,241	$185,053	$226,615	$63,451	$59,570

Depreciation and amortization	13,340	13,593	2,970	3,220	54,233	53,016	11,880	11,700
Changes in acquisition contingent consideration	(272)	122	-	-	1,798	1,168	-	-
Other Income (expense), net	(1,063)	(1,318)	(93)	96	9,352	2,164	809	151
Adjusted EBITDA	$65,449	$60,500	$19,345	$23,557	$250,436	$282,963	$76,140	$71,421